TBS INTERNATIONAL PLC & SUBSIDIARIES                                              EXHIBIT 10.15

SUPPLEMENTAL LETTER TO THE LOAN AGREEMENT

To:	Claremont Shipping Corp., Yorkshire Shipping Corp., Dyker Maritime Corp.
    and TBS International Limited
      Commerce Building
      One Chancery Lane
     Hamilton HM12
      Bermuda

Attn: William J. Carr

and:	TBS International Public Limited Company
Arthur Cox Building
Earlsfort Terrace
Dublin 2
Ireland

Copy:	TBS Shipping Services Inc.
612 East Grassy Sprain Road
Yonkers, NY 10710
U.S.A.

Attn: Ferdinand V. Lepere

15 April 2011

Dear Sirs

Loan Agreement dated 7 December 2007 as amended and supplemented from time to time  and made between (i) Claremont Shipping Corp. and Yorkshire Shipping Corp. as joint and several Borrowers and (ii) Credit Suisse AG as Lender and Swap Bank relating to a term loan facility of US$40,000,000 (the “Loan Agreement”)

We refer to the Loan Agreement.  We refer also to the supplemental agreement dated 27 January 2011 (as supplemented by a supplemental letter dated 28 January 2011, the “Supplemental Agreement”).  Words and expressions defined in the Loan Agreement and the Supplemental Agreement shall have the same meaning when used herein except as expressly provided in this letter.

In response to your recent request for modification to the financial covenants set out in Schedule 3 of the Loan Agreement, we hereby confirm our agreement to the following:

1
the maximum Consolidated Leverage Ratio set out in paragraph (b) of Schedule 3 to the Loan Agreement shall be reset for the fiscal quarters ending 30 June 2011, 30 September 2011 and 31 December 2011 as follows:-

30 June 2011                                                5.10:1.00

30 September 2011                                     5.10:1.00

31 December 2011                                      5.10:1.00

2
the minimum Consolidated Interest Charges Coverage Ratio set out in paragraph (c) of Schedule 3 of the Loan Agreement shall be reset for the fiscal quarters ending 30 June, 30 September 2011 and 31 December 2011 as follows:

30 June 2011                                         2.50:1.00

30 September 2011                                      2.50:1.00

31 December 2011                                       2.50:1.00

3
for the period beginning with the week ending 1 July 2011 until 31 December 2011 (inclusive) the Minimum Liquidity covenant set out in paragraph (a) of Schedule 3 of the Loan Agreement shall be temporarily replaced by the following covenant of the Borrowers:

“Minimum Liquidity

For each calendar week ending on or after 1 July 2011, the Borrowers shall not permit the aggregate daily closing balance of Qualified Cash of the Security Parties to be less than $10,000,000 on average in any week; and”

4	notwithstanding anything to the contrary in the Loan Agreement and the Supplemental Agreement:

(a)
the amendments to the Consolidated Leverage Ratio, the Consolidated Interest Charges Coverage Ratio and the Minimum Liquidity Covenant set out in this letter do not change any required covenant levels in the Loan Agreement for the periods after 2011 and nothing in this letter shall be construed as any commitment of any kind by the Lender to effect any further changes to those covenant ratios after the end of 2011 from those set out in the Loan Agreement;

(b)
as required by clause 10.6(d) of the Loan Agreement, the New Guarantor provides a rolling 13 week cash flow forecast to the Lender on a weekly basis.  To the extent that the New Guarantor delivers a rolling 13-week cash flow forecast projecting that Qualified Cash will, or is likely to, fall below the minimum required weekly average during the then current week or during any of the next four forecasted weeks, such forecast shall itself constitute a breach of the Minimum Liquidity Covenant and the New Guarantor shall promptly conduct a bank update call with the Lender to discuss liquidity issues;

(c)
additional capital contributions, separate from the Capital Infusions already received by or pledged to the New Guarantor (such contributions, the “Incremental Capital Contributions”), may be received by the New Guarantor after the date hereof and prior to 1 January 2012 in respect of the issuance of preferred equity, common equity or Permitted Subordinated Debt (as defined below) and the New Guarantor shall provide the Lender with weekly updates as regards the status of its efforts to raise fresh equity and the ongoing progress of any such Incremental Capital Contributions.

“Permitted Subordinated Debt” means subordinated debt (including subordinated debt convertible into equity) incurred with the consent of the Lender that:

(i)	has a maturity date which is no earlier than six months after the latest maturity date under the TBS Credit Facilities;

(ii)	has no required principal repayments prior to maturity;

(iii)	provides for any cash interest at a rate acceptable to the Lender;

(iv)	contains no maintenance financial covenants;

(v)	contains covenants, undertakings and events of default that are less restrictive than those set out in the TBS Credit Facilitates;

(vi)	does not contain any provisions relating to cross default with any other debt of the Borrowers, the Collateral Owner or any Guarantor; and

(vii)	is all on terms acceptable to the Lender;

(d)
Incremental Capital Contributions received on or after the date of this letter and prior to 1 January 2012 shall be deposited directly in the Special Account.  The existing limits on amounts deposited and able to be re-deposited in the Special Account set out in clause 4 of the Supplemental Agreement shall be increased to include any such Incremental Capital Contributions received in 2011 as described above;

(e)
all amounts in the Special Account including amounts already deposited as of the date hereof and any Incremental Capital Contributions that may be deposited during 2011, shall not be included in the calculation of Excess Cash set out at clause 6.1 of the Supplemental Agreement for the purposes of the prepayments to be made pursuant to clause 6.3 of the Supplemental Agreement; and

(f)
for the avoidance of doubt any common or preferred equity issued in return for an Incremental Capital Infusion shall be subject to the dividend restrictions imposed on the New Guarantor and as set out in relation to the Preferred Equity in clause 4.7 of the Supplemental Agreement.

The Lender’s agreement to the above is subject to:

(a)
the Lender receiving satisfactory evidence that the New Guarantor and/or its applicable subsidiaries have entered into amendments on or before the date of this letter in respect of each of the other TBS Credit Facilities modifying the financial covenants thereunder in line with the modifications being made to the Loan Agreement as set out in this letter; and

(b)
at the date of this letter, and after giving effect thereto, no Event of Default has occurred and is continuing and the representations and warranties in clause 9 of the Loan Agreement would be true and not misleading if repeated on the date hereof with reference to the circumstances then existing; and

(c)	the execution of a fees letter to be made between the Borrowers and the Lender in relation to the fees payable to the Lender in respect of the arrangements hereunder.

Save for the temporary changes to the financial covenants set out in Schedule 3 of the Loan Agreement and the other changes as outlined above, the provisions of the Loan Agreement and the Supplemental Agreement and the Finance Documents shall remain unchanged and in full force and effect.

TBS International Limited, TBS International Public Limited Company and Dyker Maritime Corp., by signature of this letter, confirm their approval to the amendments to the Loan Agreement and the Supplemental Agreement set out herein and confirm that their respective guarantees shall remain in full force and effect.

Words and expressions defined in the Loan Agreement shall have the same meaning when used herein except as expressly provided in this supplemental letter.

The provisions of clause 30 (Law and Jurisdiction) of the Loan Agreement shall apply to this Letter.

Yours faithfully

/s/ Gunnar Kordes	/s/ Yann Chlapowski
Gunnar Kordes	Yann Chlapowski
duly authorised for	duly authorised for
CREDIT SUISSE AG	CREDIT SUISSE AG
(as Lender and Swap Bank)	(as Lender and Swap Bank)

Accepted and agreed this 15th day of April 2011 by:

/s/ Christophil B. Costas	/s/ Christophil B. Costas
duly authorised for	duly authorised for
Claremont Shipping Corp.	Yorkshire Shipping Corp.

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Guarantee to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Christophil B. Costas
TBS INTERNATIONAL LIMITED
(as Guarantor)
Date:   15 April 2011

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the New Guarantee to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Christophil B. Costas
TBS INTERNATIONAL PUBLIC LIMITED COMPANY
(as New Guarantor)
Date:   15 April 2011

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Collateral Guarantee to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Christophil B. Costas
DYKER MARITIME CORP.
(as Collateral Guarantor)
Date:   15 April 2011